Exhibit 99.1

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION, IN WHOLE OR IN PART, IN, INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OF THAT JURISDICTION

FOR IMMEDIATE RELEASE

24 April 2012

RECOMMENDED CASH OFFER

by

SS&C Technologies Holdings Europe S.à r.l. (“Bidco”)

an indirect wholly owned subsidiary of

SS&C Technologies Holdings, Inc. (“SS&C”)

for

GlobeOp Financial Services S.A. (“GlobeOp”)

OFFER UPDATE AND EXTENSION OF OFFER

Introduction

On 14 March 2012 the board of Bidco and the independent directors of GlobeOp announced that they had agreed on the terms of a recommended cash offer to be made by Bidco to acquire the entire issued and to be issued share capital of GlobeOp (the “Offer”). The full terms and conditions of the Offer and the procedures for acceptance were set out in the offer document issued by Bidco on 26 March 2012 (the “Offer Document”).

On 20 April 2012 TPG announced that it did not intend to make a revised offer for GlobeOp and, accordingly, the TPG Offer will lapse if it has not become unconditional as to acceptances by 1.00 p.m. (London time) on 25 April 2012.

Other than as expressly set out in this announcement, capitalised terms used in this announcement shall have the meaning given to them in the Offer Document.

Level of acceptances

As at 5.00 p.m. (London time) on 23 April 2012, being the First Closing Date of the Offer, Bidco had received valid acceptances of the Offer in respect of 26,789,547 GlobeOp Shares representing approximately 24.9 per cent. of the existing issued share capital of GlobeOp, which Bidco may count towards the satisfaction of the Acceptance Condition to the Offer. So far as Bidco is aware, none of these acceptances have been received from persons acting in concert with Bidco. No irrevocable commitments or letters of intent have been procured by Bidco or any person acting in concert with it. Accordingly, none of the acceptances received were in respect of GlobeOp Shares subject to any such irrevocable commitment or letter of intent.

The percentages of GlobeOp Shares referred to in this announcement are based upon a figure of 107,515,724 GlobeOp Shares in issue on 20 April 2012.

Extension of Offer

The Offer, which remains subject to the terms and conditions set out in the Offer Document, is being extended and will remain open for acceptance until the next closing date which will be 1.00 p.m. (London time) on 8 May 2012.

GlobeOp Shareholders who have not yet accepted the Offer are urged to do so by the following deadlines:

•	If you are a holder of GlobeOp DIs (in CREST), your acceptance should be made so that the TTE Instruction settles no later than 1.00 p.m. (London time) on 8 May 2012.

•

If you hold your GlobeOp Shares in registered form (that is, not in CREST), you should complete and return the Form of Acceptance, which accompanied the Offer Document, by no later than 1.00 p.m. (London time) on 8 May 2012.

Interests in GlobeOp Shares

On 20 April 2012 (being the latest practicable date prior to the publication of this announcement), neither Bidco, nor any person acting in concert with Bidco, is interested in, has any rights to subscribe for any relevant securities of GlobeOp nor does any such person have any short position (whether conditional or absolute and whether in the money or otherwise), including any short position under a derivative or any arrangement in relation to any relevant securities of GlobeOp. For these purposes, “arrangement” includes any agreement to sell or any delivery obligation or right to require another person to purchase or take delivery of any relevant securities of GlobeOp and any borrowing or lending of any relevant securities of GlobeOp which have not been on-lent or sold and any outstanding irrevocable commitment or letter of intent with respect to any relevant securities of GlobeOp.

Enquiries

Deutsche Bank (Financial Adviser and Corporate Broker to SS&C) Omar Faruqui James Ibbotson James Agnew (Corporate Broking)	+ 44 (0) 20 7545 8000
RLM Finsbury Faeth Birch Sarah Heald	+ 44 (0) 20 7251 3801 + 44 (0) 7768 943 171 + 44 (0) 7771 982 101

Further information

This announcement does not constitute, and must not be construed as, an offer to sell or an invitation to purchase or subscribe for any securities or the solicitation of an offer to purchase or subscribe for any securities, pursuant to the Offer or otherwise. The full terms and conditions of the Offer, including details of how the Offer may be accepted, are set out in the Offer Document.

The release, publication or distribution of this announcement in certain jurisdictions may be affected by the laws of relevant jurisdictions. Persons who are subject to the laws of any jurisdiction other than the United Kingdom, Luxembourg or the United States or are not resident in the United Kingdom, Luxembourg or the United States will need to inform themselves about, and observe, any applicable requirements. This announcement has been prepared for the purpose of complying with English and Luxembourg law and the information disclosed may not be the same as that which would have been prepared in accordance with the laws of jurisdictions outside the United Kingdom and Luxembourg.

Deutsche Bank AG is authorised under German Banking Law (competent authority: BaFin – Federal Financial Supervisory Authority) and authorised and subject to limited regulation by the Financial Services Authority. Details about the extent of Deutsche Bank AG’s authorisation and regulation by the Financial Services Authority are available on request. Deutsche Bank AG is acting as financial adviser to SS&C and Bidco and no one else in connection with the contents of this announcement and will not be responsible to any person other than SS&C and Bidco for providing the protections afforded to clients of Deutsche Bank AG, nor for providing advice in relation to any matters referred to in this announcement.

Disclosure requirements of the Takeover Code

Under Rule 8.3(a) of the Code, any person who is interested in 1% or more of any class of relevant securities of an offeree company or of any paper offeror (being any offeror other than an offeror in respect of which it has been announced that its offer is, or is likely to be, solely in cash) must make an Opening Position Disclosure following the commencement of the offer period and, if later, following the announcement in which any paper offeror is first identified. An Opening Position Disclosure must contain details of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any paper offeror(s). An Opening Position Disclosure by a person to whom Rule 8.3(a) applies must be made by no later than 3.30 pm (London time) on the 10th business day following the commencement of the offer period and, if appropriate, by no later than 3.30 pm (London time) on the 10th business day following the announcement in which any paper offeror is first identified. Relevant persons who deal in the relevant securities of the offeree company or of a paper offeror prior to the deadline for making an Opening Position Disclosure must instead make a Dealing Disclosure.

Under Rule 8.3(b) of the Code, any person who is, or becomes, interested in 1% or more of any class of relevant securities of the offeree company or of any paper offeror must make a Dealing Disclosure if the person deals in any relevant securities of the offeree company or of any paper offeror. A Dealing Disclosure must contain details of the dealing concerned and of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any paper offeror, save to the extent that these details have previously been disclosed under Rule 8. A Dealing Disclosure by a person to whom Rule 8.3(b) applies must be made by no later than 3.30 pm (London time) on the business day following the date of the relevant dealing.

If two or more persons act together pursuant to an agreement or understanding, whether formal or informal, to acquire or control an interest in relevant securities of an offeree company or a paper offeror, they will be deemed to be a single person for the purpose of Rule 8.3.

Opening Position Disclosures must also be made by the offeree company and by any offeror and Dealing Disclosures must also be made by the offeree company, by any offeror and by any persons acting in concert with any of them (see Rules 8.1, 8.2 and 8.4).

Details of the offeree and offeror companies in respect of whose relevant securities Opening Position Disclosures and Dealing Disclosures must be made can be found in the Disclosure Table on the Takeover Panel’s website at www.thetakeoverpanel.org.uk, including details of the number of relevant securities in issue, when the offer period commenced and when any offeror was first identified. You should contact the Panel’s Market Surveillance Unit on +44 (0)20 7638 0129 if you are in any doubt as to whether you are required to make an Opening Position Disclosure or a Dealing Disclosure.

Publication on Website

This announcement will be available on SS&C’s website at www.ssctech.com and on GlobeOp’s website at www.globeop.com by no later than 12 noon on 25 April 2012.